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                                   REGISTRAR,

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                         BLACKROCK STRATEGIC BOND TRUST

                                       and

                          EQUISERVE TRUST COMPANY, N.A.











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                                TABLE OF CONTENTS


ARTICLE 1 TERMS OF APPOINTMENT; DUTIES OF THE BANK                       3

ARTICLE 2 FEES AND EXPENSES                                              4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE BANK                     5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE TRUST                    5

ARTICLE 5 DATA ACCESS AND PROPRIETARY INFORMATION                        6

ARTICLE 6 INDEMNIFICATION                                                7

ARTICLE 7 STANDARD OF CARE                                               9

ARTICLE 8  COVENANTS OF THE TRUST AND THE BANK                           9

ARTICLE 9 TERMINATION OF AGREEMENT                                      10

ARTICLE 10 ASSIGNMENT                                                   10

ARTICLE 11 AMENDMENT                                                    11

ARTICLE 12 MASSACHUSETTS LAW TO APPLY                                   11

ARTICLE 13 FORCE MAJEURE                                                11

ARTICLE 14 CONSEQUENTIAL DAMAGES                                        11

ARTICLE 15 MERGER OF AGREEMENT                                          11


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                REGISTRAR, TRANSFER AGENCY AND SERVICE AGREEMENT

                  AGREEMENT made as of the __th day of February, 2002, by and between BlackRock Strategic Bond Trust, a Delaware business trust, having its principal office and place of business at 100 Bellevue Avenue, Wilmington, Delaware 19809 (the "Trust"), and EQUISERVE TRUST COMPANY, N.A., a national banking association having its principal office and place of business at 150 Royall Street, Canton, MA 02021 (the "Bank").

         WHEREAS, the Trust desires to appoint the Bank as its registrar, transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1 TERMS OF APPOINTMENT; DUTIES OF THE BANK

         1.01 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as registrar, transfer agent for the Trust's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any dividend reinvestment plan as set out in the prospectus of the Trust, corresponding to the date of this Agreement.

         1.02 The Bank agrees that it will perform the following services:

         (a) In accordance with procedures established from time to time by agreement between the Trust and the Bank, the Bank shall:

             (i) Issue and record the appropriate number of Shares as authorized and hold such Shares in the appropriate Shareholder account

             (ii) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

             (iii) Prepare and transmit payments for dividends and distributions declared by the Trust;


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             (iv)  Act as  agent  for  Shareholders  pursuant  to  the  dividend reinvestment and cash purchase plan as amended from time to time in accordance with the terms of the agreement to be entered into between the Shareholders and the Bank in substantially the form attached as Exhibit A hereto;

             (v) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and protecting the Bank, and the Trust, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity.

           (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a registrar, transfer agent, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described in Article 1 consistent with those requirements in effect as of the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, and mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders.

           (c) The Bank shall provide additional services on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

ARTICLE 2 FEES AND EXPENSES

               2.01 For the performance by the Bank pursuant to this Agreement, the Trust agrees to pay the Bank an annual maintenance fee as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and the Bank.

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                    2.02 In addition to the fee paid under  Section  2.01 above, the Trust agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust.

                    2.03 The Trust agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage and the cost of materials for mailing of dividends, proxies, Trust reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

              ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE BANK

                   The Bank represents and warrants to the Trust that:

                   3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

                   3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

                   3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

                   3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                   3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE TRUST

                   The Trust represents and warrants to the Bank that:

                   4.01 It is a corporation duly organized and existing and in good standing under the laws of Delaware.

                   4.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.


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                   4.03 All corporate  proceedings  required by said Articles of
Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                   4.04 It is a closed-end, diversified investment company registered under the Investment Company Act of 1940, as amended.

                   4.05 To the extent required by federal securities laws a registration statement under the Securities Act of 1933, as amended is currently effective and appropriate state securities law filings have been made with respect to all Shares of the Trust being offered for sale; information to the contrary will result in immediate notification to the Bank.

                   4.06 It shall make all required filings under federal and state securities laws.

ARTICLE 5 DATA ACCESS AND PROPRIETARY INFORMATION

                   5.01 The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and other information furnished to the Trust by the Bank are provided solely in connection with the services rendered under this Agreement and constitute copyrighted trade secrets or proprietary information of substantial value to the Bank. Such databases, programs, formats, designs, techniques and other information are collectively referred to below as "Proprietary Information." The Trust agrees that it shall treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. The Trust agrees for itself and its employees and agents:

                   (a) to use such programs and databases (i) solely on the Trust computers, or (ii) solely from equipment at the locations agreed to between the Trust and the Bank and (iii) in accordance with the Bank's applicable user documentation;

                   (b) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Trusts' computers) any part of any Proprietary Information;



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                   (c) to  refrain  from  obtaining  unauthorized  access to any programs, data or other information not owned by the Trust, and if such access is accidentally obtained, to respect and safeguard the same Proprietary Information;

                   (d) to refrain from causing or allowing information transmitted from the Bank's computer to the Trusts' terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Bank, (such permission not to be unreasonably withheld);

                   (e) that the Trust shall have access only to those authorized transactions as agreed to between the Trust and the Bank; and

                   (f) to honor reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law and under applicable statues.

                   5.02 If the transactions available to the Trust include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

ARTICLE 6 INDEMNIFICATION

                    6.01 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                    (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                    (b) The Trust's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Trust hereunder.


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                    (c) The  reliance  on or use by the  Bank or its  agents  or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent registrar.

                    (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust.

                    (e) The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

                    6.02 At any time the Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of theTrust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

                    6.03 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Bank, the Bank shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The


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Bank shall in no case  confess any claim or make any  compromise  in any case in which the Trust may be required to indemnify the Bank except with the Trust's prior written consent.

ARTICLE 7 STANDARD OF CARE

                   7.01 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

ARTICLE 8 COVENANTS OF THE TRUST AND THE BANK

                   8.01 The Trust shall promptly furnish to the Bank the following:

                   (a) A certified copy of the resolution of the Board of Directors of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                   (b) A copy of the Articles of Incorporation and By-Laws of the Trust and all amendments thereto.

                   8.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

                   8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

                   8.04 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

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                    8.05 In cases of any requests or demands for the  inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to
such  inspection.   The  Bank  reserves  the  right,  however,  to  exhibit  the
Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

ARTICLE 9 TERMINATION OF AGREEMENT

                    9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

                    9.02 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. In the event that in connection with termination of this Agreement, a successor to any of the Bank's duties or responsibilities under this Agreement is designated by the Trust by written notice to the Bank, the Bank shall, promptly upon such termination and at the expense of the Trust, transfer all records and shall cooperate in the transfer of such duties and responsibilities. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) month's fees.

ARTICLE 10 ASSIGNMENT

                    10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                    10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                    10.03 The Bank may, without further consent on the part of the Trust, subcontract for the performance hereof with (i) Boston EquiServe Limited Partnership., a Delaware limited partnership ("Boston EquiServe"), which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934 ("Section 17A(c)(2)"), or (ii) a Boston
EquiServe affiliate duly registered as a transfer agent pursuant to Section 17A(c)(2), provided, however, that the Bank shall be


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as  fully   responsible  to  the  Trust  for  the  acts  and  omissions  of  any subcontractor as it is for its own acts and omissions.

ARTICLE 11 AMENDMENT

                    11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Trust.

ARTICLE 12 MASSACHUSETTS LAW TO APPLY

                    12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

ARTICLE 13 FORCE MAJEURE

                    13.01 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

ARTICLE 14 CONSEQUENTIAL DAMAGES

                    14.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

ARTICLE 15 MERGER OF AGREEMENT

                    15.01  This  Agreement   constitutes  the  entire  agreement
between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


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                                              BLACKROCK STRATEGIC BOND TRUST



                                              BY:
                                                 -------------------------------


                                              EQUISERVE TRUST COMPANY, N.A.



                                              BY:
                                                 -------------------------------
                                                    Name:  Tyler Haynes
                                                    Title: Managing Director






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